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                                                                      EXHIBIT 10
                       ADVANCED BIOTHERAPY CONCEPTS, INC.

                  10% CONVERTIBLE SUBORDINATED DEBT INSTRUMENT
                             DUE SEPTEMBER 30, 2004

$                                                                  June 29, 2000
 --------------------------
                                                         Los Angeles, California

"NEITHER THIS DEBT INSTRUMENT NOR ANY SECURITIES INTO WHICH IT IS CONVERTIBLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY APPLICABLE SECURITIES LAW OF ANY JURISDICTION AND IS A "RESTRICTED SECURITY" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS DEBT INSTRUMENT AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER."

     FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to ____________________________________________________ ("Holder"), where designated by the Holder, the principal sum of __________________________________________________ Thousand Dollars ($
________________ ), paid by Maker to Holder concurrently herewith, together with interest at the rate of ten percent (10%) per annum accrued from the Funding Date on the unpaid principal balance. "Funding Date" means the date Maker shall have received from the Holder immediately available funds in the original principal amount of this debt instrument. Principal and interest shall be payable in lawful money of the United States, except as otherwise provided herein.

     This debt instrument is one of an issue of debt instruments of Maker, issued pursuant to that certain Convertible Subordinated Debt Purchase Agreement of even date herewith (the "Purchase Agreement"), among Maker and the holders of such debt instruments, designated as its 10% Convertible Subordinated Debt Instruments (the "Convertible Debt Instruments"), limited in aggregate principal amount to US $2,000,000, all of like date, terms and maturity, except variations necessary to express the principal amount and holder of each Convertible Debt Instrument. Maker and the holders are also parties to that certain Investor Rights Agreement of even date herewith ("Investor Rights Agreement").


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     Interest is payable semi-annually on June 30 and December 31 of each year commencing December 31, 2000, at Maker's option in cash or in a Convertible Debt Instrument identical to this instrument in the principal amount of such accrued interest or any combination of cash and such instrument. The outstanding principal balance together with accrued and unpaid interest (in cash) is due and payable on September 30, 2004. This debt instrument may be prepaid, in whole or in part, at any time, and from time to time, without premium or penalty. Any payment (in cash or in kind) received on this debt instrument shall be applied first to all accrued and unpaid interest and then to the outstanding principal balance.

     Subject to the terms hereof, the entire principal amount owing under this debt instrument, or any portion thereof, is convertible at the option of Holder ("Conversion Right") at any time after the date hereof prior to (and including) its maturity so long as Maker has not made a Call (defined below) by issuing a Call Notice). This debt instrument is convertible into fully paid and non-assessable shares of Maker's common stock, $.001 par value ("Common Stock"), at the rate of one (1) share of Common Stock for each Twenty-Five Cents ($0.25) ("Initial Conversion Price") of principal amount so converted. Upon conversion, unpaid interest accrued on such principal so converted shall be paid in cash or, at the option of Holder, paid in additional shares of stock at the rate of one
(1) share of Common Stock for each Twenty-Five Cents ($0.25) of interest amount so converted. Shares issued upon the conversion of this debt instrument shall not be entitled to any dividend declared prior to the date of such conversion.

     Subject to the terms hereof, and subject to the Excluded Sales (defined below), if prior to the later of (i) thirty-six (36) months after the Initial Closing (defined in the Purchase Agreement) or (ii) "registration" (as that term is defined in the Investor Rights Agreement) of the shares of Common Stock into which the Convertible Debt Instruments are convertible, Maker sells Common Stock at a price less than the Initial Conversion Price or sells rights to acquire Common Stock at a price less than the Initial Conversion Price and such rights are then currently exercisable at such lower price, then Holder shall be entitled to exercise the Conversion Right at such lower price ("Price Adjustment") rather than the Initial Conversion Price. The foregoing reduction of the Conversion Price shall not apply to any shares of Common Stock issued or issuable upon the occurrence of one (1) or more of the following events (collectively, " Excluded Sales"): (i) upon conversion of Convertible Debt Instruments whether issued pursuant to the Purchase Agreement or in payment of interest as contemplated herein, (ii) pursuant to options, warrants, and other rights to acquire Common Stock outstanding as of the date hereof, (iii) options, warrants and other rights to acquire Common Stock granted to directors, officers, employees of, or consultants to, the Company from and after the date hereof, in a manner determined by the Board of Directors, or (iv) in connection with acquisition transactions, to financial institutions or lessors in connection with commercial credit arrangements or other financings, and strategic partnering arrangements and the like, which issuances are approved by the Maker's Board of Directors, PROVIDED that the shares of Common Stock issued or issuable pursuant to the Excluded Sales described in clauses (iii) and (iv) above shall be cumulatively not more than 4,700,000 shares (as appropriately adjusted for anti-dilution and any subsequent stock

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splits, stock dividends, recapitalizations and the like); or (v) with the consent of the holders of greater than fifty percent (50%) of the aggregate principal amount then outstanding under all Convertible Note Instruments.

     If at any time, and from time to time, while this debt instrument is outstanding, the Market Price (defined below) of the Common Stock is at least three hundred percent (300%) of the Initial Conversion Price for at least a twenty (20) consecutive trading day period, Maker, upon ten (10) days' prior written notice ("Call Notice") to Holder, may cause all or a portion of the outstanding principal balance of this debt instrument to automatically convert to Common Stock ("Call") at the conversion price in effect on the date of the Call Notice given by Maker, PROVIDED that the shares of underlying Common Stock shall have been "registered" (as that term is defined in the Investor Rights Agreement) on or prior to the date of the Call Notice. The Maker shall then cancel this debt instrument, and, in the event that less than the entire principal amount owing is so converted, the Maker shall promptly issue a new Convertible Debt Instrument for the principal balance not so converted, and convertible at the option of the Holder, on the same terms and conditions as this debt instrument. The term "Market Price" shall mean, with respect to a given date, (i) if the Common Stock is traded on the over-the-counter market and not in the NASDAQ National Market System or on any national securities exchange, the average mean between the per share closing bid and asked prices of the Common Stock on the trading date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded in the NASDAQ National Market System or on a national securities exchange, the per share closing price of the Common Stock in the NASDAQ National Market System or on the principal stock exchange on which it is listed, as the case may be; provided, however, if such Common Stock is traded both on a national stock exchange and the NASDAQ National Market System, the closing prices on the principal stock exchange shall be used. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NASDAQ National Market system or on the national securities exchange on which the Common Stock is then listed.

     In order to exercise the Conversion Right granted herein, the Holder shall surrender this debt instrument to the Maker, with the form for conversion hereinafter provided fully executed, whereupon the Maker shall promptly issue to the Holder one or more share certificates of the Maker representing the shares of Common Stock into which this debt instrument is to be convertible. The Maker shall then cancel this debt instrument, and, in the event that less than the entire principal amount owing is so converted, the Maker shall promptly issue a new Convertible Debt Instrument for the principal balance not so converted, and convertible at the option of the Holder, on the same terms and conditions as this debt instrument.

     In the event of any stock split, stock dividend, or similar distribution or in respect of the Common Stock occurring after the date hereof (collectively "Splits"), the number of Common Stock shares issuable upon conversion hereof shall be appropriately increased and the conversion

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price stated above shall be appropriately adjusted. In the event of any reverse stock split or similar subdivision occurring with respect to the Common Stock after the date hereof (collectively "Reverse Splits"), the number of shares of Common Stock issuable upon conversion hereof shall be approximately decreased and the conversion price stated above shall be appropriated adjusted. In the event of any Split or Reverse Split, the Common Stock price referred to in the provisions relating to Price Adjustment and Excluded Sales shall be appropriately adjusted consistent with the provisions immediately preceding this sentence in this paragraph. In the event of any merger, consolidation, reorganization, reclassification or similar event involving the Maker or the Common Stock (other than a merger in which the Maker is the surviving entity), then the type and amount of securities or other property that Holder shall be entitled to receive upon conversion hereof shall be appropriately adjusted based on the type and amount of securities or other property received by the holders of the Common Stock in such transaction.

     SUBORDINATION. This debt instrument and the indebtedness evidenced hereby, including principal and interest, shall at all times remain junior and subordinate to Superior Indebtedness. As used herein, the term "Superior Indebtedness" shall be and mean any item of indebtedness which shall be designated as Superior Indebtedness by the Company subject to consent of either
(i) Cappello Capital Corp. as the Placement Agent for the Convertible Debt Instruments or its designees, or (ii) the holders of greater than fifty percent (50%) of the aggregate outstanding principal amount of all Convertible Debt Instruments.

     In the event of any liquidation, dissolution or winding up of Maker or of any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other civil proceeding relative to maker or its property, all principal and interest owing on all Superior Indebtedness (including interest accruing after such event) and all costs, fees and expenses (including attorneys' fees related to the collection of Superior Indebtedness) shall first be paid in full before any payment is made upon the indebtedness evidenced by this debt instrument; and in any such any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities or other evidences of indebtedness, the payment of which is subordinated to the payment of all Superior Indebtedness which may at the time be outstanding including without limitation dividends payable on Common Stock into which this debt instrument may be converted), which shall be made upon or in respect of this debt instrument shall be held in trust and paid over to the holders of such Superior Indebtedness, in accordance with their respective rights, for the application and payment thereof unless and until such Superior Indebtedness shall have been paid or satisfied in full. Further, in the event that any portion of the indebtedness evidenced hereby shall become due and payable before its express maturity by reason or acceleration pursuant hereto (under circumstances when the provisions of the immediately preceding sentence or the immediately succeeding sentence shall not be applicable), all principal and interest owing on all Superior Indebtedness (including interest accruing after such event) and all costs, fees and expenses (including attorneys' fees relating to collection of Superior Indebtedness) shall be paid in full before any payment is made upon the

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indebtedness evidenced hereby. During the continuance of any default in the payment of either principal or interest on any Superior Indebtedness, no payment of principal or interest shall be made hereon if either (i) notice of such default in writing has been given to the Company by the holder or holders of such Superior Indebtedness or (ii) judicial proceedings shall be commenced or pending in respect of such default. Maker forthwith upon receipt of any notice received by it pursuant to the immediately preceding sentence shall send a copy thereof to Holder.

     Holder, by acceptance hereof, agrees to accept no payment by Maker on account of the indebtedness of evidenced hereby in violation of the provisions of the immediately preceding paragraph and further agrees that any such payment so accepted may be recovered by the holders of Superior Indebtedness and such payments shall be held in trust and immediately paid over to the holders of the Superior Indebtedness. Holder undertakes and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claims, consents, assignments or other instruments which any holder of Superior Indebtedness may at any time require in order to confirm, prove or realize upon any rights or claims pertaining to this debt instrument and to effectuate the full benefit of the subordination contained herein; and upon failure of the Holder to do so, any holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of Holder to execute, verify, deliver and file any such proofs of claims, consents, assignments or other instruments.

     The foregoing subordination provisions are for the benefit of the holders of Superior Indebtedness and are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and Holder on the other hand, and nothing herein shall impair, as between Maker and Holder, the obligation of Maker to pay the principal and interest on this debt instrument in accordance with the terms hereof, which is unconditional and absolute, nor shall anything herein prevent Holder from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the holders of Superior Indebtedness as herein provided for.

     Holder, by acceptance hereof, acknowledges and agrees that the subordination provisions set forth herein are, and are intended to be, an inducement and a consideration to each holder of any Superior Indebtedness, whether such Superior Indebtedness was created or acquired before or after the issuance of this debt instrument, to acquire and continue to hold, or to continue to hold, such Superior Indebtedness, and such holder of Superior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Superior Indebtedness. No right of any present or future holder of any Superior Indebtedness of Maker to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Maker or by any act or failure to act by any such holder, or by any noncompliance by Maker with the terms, provisions and covenants of this debt instrument, regardless of any knowledgeable thereof any such holder may have or be otherwise charged with.

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     The Holders of greater than thirty-three and one-third percent (33_%) of the aggregate outstanding principal amount of all Convertible Debt Instruments, may, by written notice to Maker, declare all or any part of the unpaid principal amount of the Convertible Debt Instruments then outstanding to be forthwith due and payable upon the occurrence of any one of the following events affecting the Maker ("Events of Default"), and thereupon such unpaid principal balance or part thereof (as applicable) together with interest accrued thereon shall become immediately due and payable without further demand or notice:

               (i) Failure to make any payment when due and the failure to cure such default within twenty (20) days after the receipt of written notice of such default;

               (ii) Failure to honor Conversion Rights properly exercised in accordance with the Convertible Debt Instruments and failure to cure such default within thirty (30) days after receipt of written notice of such default;

               (iii) Maker's consent to (x) commencement of any proceeding against Maker under any bankruptcy or insolvency law or (y) a general assignment for the benefit of Maker's creditors or (z) the appointment of a receiver of any of Maker's property; or

               (iv) Commencement by a third party of any proceeding against Maker under any bankruptcy or insolvency law or appointment of a receiver for any part of Maker's property without Maker's consent, if such proceeding has not been discharged or appointment rescinded within one hundred twenty (120) days.

     No waiver by Holder of any payment or other right under this debt instrument shall operate as a waiver of any other payment or right, and no waiver shall be valid unless and until in writing and signed either by (i) the Holder or (ii) the holders of more than fifty percent (50%) of the aggregate outstanding principal amount of all Convertible Debt Instruments. This debt instrument may not be modified or terminated orally but only by agreement or discharge in writing and signed by either Holder or Maker of this debt instrument, or by the holders of more than fifty percent (50%) of the then aggregate principal amount of all Convertible Debt Instruments. Except as set forth herein, the Holder of this debt instrument shall not have the right to sell, assign or otherwise transfer this debt instrument or, prior to registration thereof, the underlying Common Stock, without the prior written consent of Maker in its sole discretion. Nothing contained in this debt instrument shall be deemed to prohibit or otherwise restrict any voluntary inter vivos transfer by a Holder who is a natural person of all or a portion (in aggregate principal amount not less than Ten Thousand Dollars ($10,000)) of this debt instrument to an individual retirement account or in trust for the primary benefit of any or all of such Holder, his or her spouse or the respective parents, siblings, children or grandchildren (whether by blood or adoption) (collectively "Family Members") or to a family partnership, limited liability company or corporation, in which only such Holder, his or her spouse or their Family Members are the partners, members or shareholders, as applicable (collectively, "Estate Planning Entity"),

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provided that any such interest so transferred to an Estate Planning Entity shall remain subject to the provisions of this debt instrument and the transferee shall comply with all terms herein and sign a counterpart hereof agreeing to be bound hereby and shall sign the Purchase Agreement and the Investor Rights Agreement. This debt instrument shall inure to the benefit of the parties and their respective permitted successors, heirs and legal representatives.

     This debt instrument is being delivered and is intended to be performed in Los Angeles, California and shall be construed and enforced in accordance with and governed by the internal laws of the State of California without resort to California's conflict of laws provisions.

     By acceptance of this debt instrument, Holder represents and warrants to the Maker, and any permitted subsequent Holder of this debt instrument, or any portion thereof, represents and warrants to Maker as a condition to the transfer thereof, as follows:

               (i) Holder is an ACCREDITED INVESTOR as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended ("Securities Act");

               (ii) the debt instrument and the underlying shares of Common Stock to be acquired by Holder will be acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same;

               (iii) Holder has had an opportunity to discuss the Maker's business, management, financial affairs and the terms and conditions of the private placement of the debt instrument with the Maker's management, and to review the Maker's Form Annual Report on 10-KSB/A filed May 4, 2000, for the year ended December 31, 1999, and the Maker's Quarterly Report on Form 10-QSB filed May 15, 2000, for the quarter ended March 31, 2000, filed with the Securities and Exchange Commission, as well as the Maker's Notice and Proxy Statement (preliminary and/or final) for the Annual Meeting of stockholders scheduled for August 24, 2000, and Holder is satisfied with its business review of the Maker;

               (iv) Holder understands that this debt instrument and the shares of Common Stock into which it is convertible have not been, and will not be, registered under Securities Act except as provided in the Investor Rights Agreement, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein. The Holder understands that the debt instrument and the Common Stock are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the debt instrument and the Common Stock indefinitely unless such debt instrument or Common Stock, as applicable, is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and

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qualification requirements is available. The Holder acknowledges that the Maker has no obligation to register or qualify the debt instrument or the Common Stock for resale except as provided in the Investor Rights Agreement. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Common Stock, and on requirements relating to the Maker which are outside of the Holder's control, and which the Maker is under no obligation and may not be able to satisfy; and

               (v) Holder understands that until registration of the underlying Common Stock pursuant to the Investor Rights Agreement, the Common Stock and any securities issued in respect of or exchange for the Common Stock, may bear one or all of the following legends:

                    (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                    (b) Any legend required by the blue sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

                     THIS DEBT INSTRUMENT IS NOT NEGOTIABLE.

         In the event Holder shall incur costs, including attorneys' fees, in enforcement and collection of this Convertible Debt Instrument, whether or not litigation is commenced, the prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection therewith. In the event the Company elects to exercise its rights to partially prepay or partially Call the Convertible Debt Instruments, Company shall do so among the holders pro rata in proportion to the outstanding aggregate principal amounts thereof held by the holders. All notices shall be given in accordance with the notice provisions of the Purchase Agreement.

/ / /

/ / /

/ / /

/ / /

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     IN WITNESS WHEREOF, the Maker has executed this Convertible Debt Instrument as of the date and at the place first written above.

                                            MAKER:

                                            Advanced Biotherapy Concepts, Inc.
                                            a Nevada corporation

                                            By:
                                                --------------------------------
                                                Edmond Buccellato,
                                                President and Chief Executive
                                                Officer

                                 ACKNOWLEDGMENT


     The undersigned Holder hereby accepts the Convertible Debt Instrument and makes the representations and warranties by Holder set forth in the foregoing Convertible Debt Instrument.

                                                --------------------------------

                                                --------------------------------

                                                Print or Type Name of Holder

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                               ELECTION TO CONVERT

     The undersigned Holder of the within Convertible Debt Instrument hereby surrenders $______________ of the aggregate principal amount of such instrument, and $______________ of the aggregate accrued interest thereon, for conversion into __________________________ Common Stock shares of Advanced Biotherapy Concepts, Inc., in accordance with the terms and conditions set forth in the Convertible Debt Instrument above, and hereby requests that such shares issuable upon such conversion be issued to the undersigned.


                                                HOLDER

                                                --------------------------------


                                                --------------------------------
                                                Print or Type Name

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